Exhibit 4.2

DOMO, INC.
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
April 13, 2017

DOMO, INC.
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
This Amended and Restated Investor Rights Agreement (this “Agreement”) is made as of April 13, 2017, by and among Domo, Inc., a Delaware corporation (the “Company”), Joshua G. James (the “Founder”), the individuals and entities set forth on Exhibit A hereto (each, an “Investor”, and collectively, the “Investors”) and holders of the Company’s Class B Common Stock (the “Stockholders”) set forth on Exhibit B hereto. Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.
RECITALS
WHEREAS: The Company, the Founder, the Stockholders and certain of the Investors are parties to the Amended and Restated Investor Rights Agreement dated as of April 2, 2015 (the “Prior Rights Agreement”), which by its terms may be amended, subject to certain limitations, by the written agreement of (i) the Company, (ii) Investors holding a majority of the Common Stock issuable or issued upon conversion of the Series 1 Preferred Stock and (iii) Investors holding a majority of the Common Stock issuable or issued upon conversion of the Senior Preferred Stock (as defined in the Prior Rights Agreement).
WHEREAS: Certain of the Investors are parties to the 2017 Series D-2 Preferred Stock Purchase Agreement, dated on or about the date hereof, among the Company and those Investors listed on the Schedule of Investors thereto (the “Purchase Agreement”), and it is a condition to the closing of the sale of the Company’s Series D-2 Preferred Stock to the Investors listed on such Schedule of Investors to the Purchase Agreement that the Investors, the Founder and the Company execute and deliver this Agreement.
NOW, THEREFORE: In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto (who include (i) the Company, (ii) Investors holding a majority of the Common Stock issuable or issued upon conversion of the Series 1 Preferred Stock, and (iii) Investors holding a majority of the Common Stock issuable or issued upon conversion of the Senior Preferred Stock (as defined in the Prior Rights Agreement) agree that the Prior Rights Agreement is hereby amended and restated to read in its entirety as set forth in this Agreement, and the parties hereto further agree as follows:
AGREEMENT
1.         Definitions.
1.1       Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:
(a)       “Affiliate” means, with respect to any specified person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including, without limitation, any general partner, officer, director or manager of such person and any venture capital fund or other private investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such person.
(b)       “Change of Control” shall mean a Deemed Liquidation, as that term is defined in the Company’s Amended and Restated Certificate of Incorporation (as may be amended and/or restated from time to time).

(c)       “Class A Common Stock” shall mean the shares of the Company’s Class A Common Stock.
(d)       “Class B Common Stock” shall mean the shares of the Company’s Class B Common Stock.
(e)       “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
(f)       “Common Stock” shall mean the Class A Common Stock and Class B Common Stock of the Company.
(g)       “Conversion Shares” shall mean shares of Common Stock issued upon conversion of the Shares.
(h)       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(i)       “Family Member” shall have the meaning set forth in Section 2.8 hereof.
(j)       “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.
(k)       “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereof.
(l)       “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereof.
(m)     “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.
(n)       “Initiating Holders” shall mean any Holder or Holders who in the aggregate, in the case of a registration initiated pursuant to Section 2.1, hold at least fifty percent (50%) of the outstanding Registrable Securities.
(o)       “Major Investor” shall mean any Investor that holds at least 3,300,000 shares of Registrable Securities (as may be adjusted from time to time for stock splits, dividends, recapitalizations and the like).
(p)       “Major Senior Preferred Investor” shall mean any Investor that holds either at least 15,000,000 shares of Senior Preferred Stock (as may be adjusted from time to time for stock splits, dividends, recapitalizations and the like), or at least (i) 7,000,000 shares of Series B Preferred Stock (as may be adjusted from time to time for stock splits, dividends, recapitalizations and the like), (ii) 7,000,000 shares of Series C Preferred Stock (as may be adjusted from time to time for stock splits, dividends, recapitalizations and the like), (iii) 4,032,388 shares of Series D Preferred Stock (as may be adjusted from time to time for stock splits, dividends, recapitalizations and the like) or (iv) 4,000,000 shares of Series D-2 Preferred Stock (as may be adjusted from time to time for stock splits, dividends, recapitalizations and the like).
(q)       “New Securities” shall have the meaning set forth in Section 4.1(a) hereof.
(r)       “Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.
(s)       “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.

(t)       “Preferred Stock” shall mean the Series 1 Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series D-2 Preferred Stock.
(u)       “Purchase Agreement” shall have the meaning set forth in the Recitals hereof.
(v)      “Qualified IPO” shall mean the closing of the Company’s first firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of the Common Stock, provided that the gross proceeds to the Company are not less than $50,000,000.
(w)       “Registrable Securities” shall mean (i) shares of Common Stock issuable or issued pursuant to the conversion of the Shares, and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above (x) which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, (y) which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement, or (z) for which registration rights for such Registrable Securities have terminated pursuant to Section 2.13 hereof.
(x)       The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.
(y)       “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders (provided such fees and disbursements for such special counsel do not exceed $30,000 for any registration), blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.
(z)       “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(b) hereof.
(aa)     “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(bb)     “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(cc)     “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(dd)     “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.
(ee)     “Senior Preferred Stock” shall mean the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-2 Preferred Stock.
(ff)     “Series 1 Preferred Stock” shall mean the shares of the Company’s Series 1 Preferred Stock.
(gg)    “Series A Preferred Stock” shall mean the shares of the Company’s Series A Preferred Stock.

(hh)    “Series B Preferred Stock” shall mean the shares of the Company’s Series B Preferred Stock.
(ii)      “Series C Preferred Stock” shall mean the shares of the Company’s Series C Preferred Stock.
(jj)      “Series D Preferred Stock” shall mean the shares of the Company’s Series D Preferred Stock.
(kk)    “Series D-2 Preferred Stock” shall mean the shares of the Company’s Series D-2 Preferred Stock.
(ll)     “Shares” shall mean the Series 1 Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series D-2 Preferred Stock.
(mm)  “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.
2.       Registration Rights.
2.1    Requested Registration.
(a)       BlackRock Request for Registration. Subject to the conditions set forth in this Section 2.1, for so long as BlackRock Advisors, LLC or any of its affiliates (together, “BlackRock”) continue to hold at least fifty percent (50%) of the Shares held by BlackRock as of the date hereof, if the Company shall receive from BlackRock a written request that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be registered by BlackRock), the Company will:
(i)       promptly (and in any case no later than twenty (20) days after the date of such request is given by BlackRock) give written notice of the proposed registration to all other Holders; and
(ii)      as soon as practicable and in any event within sixty (60) days after the date of such request is given by BlackRock, file and use its best efforts to cause such registration to be effected (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.
(b)       Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be registered by such Initiating Holders), the Company will:
(i)        promptly (and in any case no later than twenty (20) days after the date of such request is given by the Initiating Holders) give written notice of the proposed registration to all other Holders; and
(ii)      as soon as practicable and in any event within sixty (60) days after the date of such request is given by the Initiating Holders, file and use its best efforts to cause such registration to be effected (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.
(c)       Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:
(i)        With respect to requests by BlackRock pursuant to Section 2.1(a), prior to the earlier of (A) January 1, 2018 or (B) one hundred eighty (180) days following the effective date of the Initial Public Offering (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated)
(ii)      With respect to requests by Initiating Holders other than BlackRock pursuant to Section 2.1(b), prior to the earlier of (A) the ten (10) year anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the Initial Public Offering (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated);

(iii)     If BlackRock or the Initiating Holders, as applicable, propose to sell Registrable Securities, the aggregate proceeds of which (after deduction of underwriters’ discounts) are less than $20,000,000;
(iv)     In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(v)       After the Company has initiated two (2) such registrations pursuant to this Section 2.1; provided, that if both such registrations were initiated pursuant to Section 2.1(b), BlackRock shall continue to be entitled to one (1) registration pursuant to Section 2.1(a) (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which the securities requested to be registered have been sold, and (y) Withdrawn Registrations);
(vi)      During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;
(vii)     If BlackRock or the Initiating Holders, as applicable, propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 2.3 hereof;
(viii)    If BlackRock or the Initiating Holders, as applicable, do not request that such offering be firmly underwritten by underwriters selected by BlackRock or the Initiating Holders, as applicable (subject to the reasonable consent of the Company); and
(ix)      If the Company, on the one hand, and BlackRock or the Initiating Holders, applicable on the other hand, are unable to obtain the commitment of the underwriter described in clause (b)(vii) above to firmly underwrite the offering.
(d)       Deferral. If (i) in the good faith judgment of the Board of Directors of the Company (the “Board”), the filing of a registration statement covering the Registrable Securities would be seriously detrimental to the Company, and the Board concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(c)(vi) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of BlackRock or the Initiating Holders, as applicable, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.
(e)       Other Shares. The registration statement filed pursuant to the request of BlackRock or the Initiating Holders, as applicable, may, subject to the provisions of Section 2.1(f), include Other Shares, and may include securities of the Company being sold for the account of the Company.
(f)       Underwriting. If BlackRock or the Initiating Holders, as applicable, intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i) or Section 2.1(b)(i), as applicable. In such event, the right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in an underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if Other Selling Stockholders shall request inclusion in any registration pursuant to Section 2.1, BlackRock or the Initiating Holders, as applicable, shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such Other Selling Stockholders in such underwriting and the inclusion of the Company’s and such Other Selling Stockholders’ other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10 hereof). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting as set forth in Section 2.1(b)(viii).
Notwithstanding any other provision of this Section 2.1, if the underwriters in good faith advise BlackRock or the Initiating Holders, as applicable, in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, on an as-converted basis; (ii) second, among all Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, on an as-converted basis; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded.
If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter, BlackRock or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(f), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, as set forth above.
2.2    Company Registration.
(a)       Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i)       promptly, and in any event within thirty (30) days prior to filing any registration statement, give written notice of the proposed registration to all Holders; and
(ii)     use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within fifteen (15) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.
(b)       Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, the Other Selling Stockholders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.
(A)       Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in good faith and in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below), limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account; (ii) second, to the Major Senior Preferred Investors requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Major Senior Preferred Investor relative to other Major Senior Preferred Investors; (iii) third, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; and (iv) fourth, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion. Notwithstanding the foregoing, (A) no reduction shall reduce the amount of securities of the Major Senior Preferred Investors included in such registration unless no other stockholder’s securities are included in such registration, and (B) no such reduction shall reduce the value of the Registrable Securities of the Major Senior Preferred Investors included in such registration below twenty-five percent (25%) of the total value of such Registrable Securities included in such registration, unless such offering is the Company’s Initial Public Offering.
If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
(c)       Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3    Registration on Form S-3.
(a)       Request for Form S‑3 Registration. Any time when it is eligible to use a Form S-3 registration statement, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from one or more of the Holders a written request that the Company effect any registration on Form S‑3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a) or 2.1(b), as applicable.
(b)       Limitations on Form S‑3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:
(i)       In the circumstances described in either Sections 2.1(c)(iv) or 2.1(c)(vi) or if Form S-3 is not available for such offering;
(ii)      If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S‑3 at an aggregate price to the public of less than $5,000,000; or
(iii)     If the Company has, within the twelve-month period preceding the date of such request, the Company has already effected two (2) such registrations.
(c)       Deferral. The provisions of Section 2.1(d) shall apply to any registration pursuant to this Section 2.3.
(d)       Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(f) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.
2.4    Expenses of Registration.  All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one (1) demand registration pursuant to Section 2.1 or Section 2.3, as applicable; provided, however, in the event that at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1 or Section 2.3, as applicable. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.
2.5    Registration Procedures.  In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:
(a)       Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and keep such registration effective for a period of ending on the earlier of the date which is one hundred and twenty (120) days from the effective date of the registration statement or, if earlier, such time as the Holder or Holders have completed the distribution described in such registration statement;
(b)       Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection 2.5(a) above;
(c)       Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;
(d)       Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(e)       Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;
(f)       Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and reasonably satisfactory to a majority in interest of the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(g)       Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(h)       Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and
(i)       In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
2.6    Indemnification.
(a)       To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, members, directors, stockholders and partners, legal counsel and accountants for such Holder, each person controlling such Holder within the meaning of the Securities Act or the Exchange Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of the Securities Act or the Exchange Act any underwriter, against all expenses, claims, losses, damages and liabilities, whether joint or several, (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, including any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, the Exchange Act, any state or federal securities laws or any rule or regulation thereunder, and the Company will reimburse each such Holder each of its officers, members, directors, stockholders and partners, legal counsel and accountants for such Holder and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, as incurred; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to the Company by such Holder, any of such Holder’s officers, members, directors, stockholders, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).
(b)       To the extent permitted by law, each Holder (severally and not jointly) will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, members, stockholders, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, members, stockholders, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, the Exchange Act, any state or federal securities laws or any rule or regulation thereunder, and will reimburse the Company and such Holders, directors, officers, members, stockholders, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement), omission (or alleged omission) or violation (or alleged violation) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder.
(c)       Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such; and provided further that the failure of any Indemnified Party to give notice as provided herein shall only relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is materially prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.
(d)       If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Holder will be required under this Section 2.6(d) to contribute any amount which (when combined with the amounts paid or payable by such

Holder pursuant to Section 2.6(b)) exceeds the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such Holder. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.
(e)       Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
2.7    Information by Holder.  Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.
2.8    Restrictions on Transfer.
(a)       Conditions on Disposition. Each Holder agrees not to make any disposition of all or any portion of such Holder’s Registrable Securities unless and until:
(i)       There is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such registration statement; or
(ii)      (A) Such Holder shall have notified the Company of the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.
Notwithstanding the provisions of subsections 2.8(a)(i) and 2.8(a)(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder (A) to an Affiliate of such Holder, (B) that is an individual to his or her parent, sibling, spouse or child (each, a “Family Member”), or to the Holder’s trust, family limited partnership, or other entity created for estate planning purposes for the benefit of the Holder or a Family Member of such Holder or (C) that is a registered investment company to another registered investment company advised by the same investment adviser, or its affiliate; provided, however, that in each case the transferee will be subject to the terms and conditions of this Agreement to the same extent as if such transferee were an original Holder hereunder and thereunder, respectively (and no such transfer shall occur unless and until such transferee agrees in writing to be so subject).
(b)       Legend. Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):
“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND SUCH STATE LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER INCLUDING A LOCKUP IN CONNECTION WITH AN INITIAL PUBLIC OFFERING AS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.”
(c)       Issuance of Unlegended Certificates. The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if (i) the Holder, if requested by the Company, shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification, or legend and (ii) the Registrable Securities represented by such certificates are no longer subject to Section 2.10 hereof. The Company shall bear the costs of any such reissuance, except the legal fees and expenses incurred in connection with the rendering of the aforementioned legal opinion, if the counsel is other than counsel to the Company.
(d)       Removal of Legend. Any legend endorsed on an instrument pursuant to applicable state securities or blue sky laws and the stop transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate state securities or blue sky authority authorizing such removal, or a legal opinion reasonably acceptable to the Company.
(e)       Limit on Company’s Obligations. Each Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate stop transfer instructions to its transfer agent, if any, and that if the Company transfers its own securities it may make appropriate notations to the same effect in its own records. Furthermore, the Company shall not be required (i) to transfer on its books any Registrable Securities that have been sold or otherwise transferred in violation of any provisions of this Agreement or (ii) to treat as owner of such Registrable Securities or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Registrable Securities shall have been so transferred in violation of this Agreement.
2.9    Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:
(a)       Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;
(b)       File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and
(c)       So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.
2.10    Market Stand-Off Agreement.  Each Holder hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company then held, as of immediately prior to the effective time of the Initial Public Offering, by such Holder (excluding those included in the registration and excluding any shares subsequently purchased by such Holder) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act with respect to the Initial Public Offering (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA or NYSE rules, not to exceed 210 days in any event, provided that: all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S‑8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future, and shall apply only to the Initial Public Offering. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8 hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply (i) first, pro rata to all of the Registrable Securities held by Major Senior Preferred Investors and then (ii) pro rata to all other Holders subject to such agreements, based on the number of shares subject to such agreements.
2.11    Delay of Registration.  No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.12    Transfer or Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be transferred or assigned to (a) a transferee or assignee who acquires at least twenty-percent (20%) of the Registrable Securities then held by the transferring Holder; (b) an Affiliate, or to a partner or member, or a former partner or member, of the transferring Holder; or (c) the transferring Holder’s Family Members, or trust for the benefit of such Holder or such Family Members; provided, however, that (i) the transferor or assignee shall furnish to the Company written notice of the name and address of such transferee or assignee and the total number of Registrable Securities with respect to which such registration rights have been transferred or assigned, and (ii) such transferee or assignee shall agree in writing to be subject to all of the terms, conditions, and restrictions set forth in this Agreement, including, without limitation, the provisions of Section 2.10 and this Section 2.12. For purposes of determining the number of Registrable Securities held by a transferee or assignee, the holdings of transferees or assignees of a partnership or a limited liability company who are affiliates (including without limitation, investment funds affiliated therewith), partners or members, or former partners or former members, of such partnership or limited liability company (including spouses and ancestors, lineal descendants, and siblings of such partners or members, or spouses who acquire Registrable Securities by gift, will, or intestate succession) shall be aggregated together with the partnership or limited liability company, as the case may be; provided that all assignees who would not qualify individually for assignment of registration rights hereunder shall have a single attorney-in-fact for the purpose of exercising any such rights, receiving notices or taking any action under this Section 2.
2.13    Termination of Registration Rights.  The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period and (ii) three (3) years after the closing of the Initial Public Offering.
3.    Information Covenants of the Company.  The Company hereby covenants and agrees, as follows:
3.1    Inspection Rights.  The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor.
3.2    Financial Information.  The Company will furnish electronically to each Major Investor:
(a)       As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries for such fiscal year, each prepared in accordance with U.S. generally accepted accounting principles consistently applied and certified by independent public accountants of nationally recognized standing selected by the Company.
(b)       As soon as practicable after the end of each of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of each of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments.
(c)       At least thirty (30) days prior to the beginning of each fiscal year, an operating budget forecasting the Company’s revenues, expenses and cash position on a month-to-month basis for such fiscal year.
(d)       Promptly following the end of each fiscal year, a current capitalization table of the Company.
3.3    Confidentiality.  Each Major Investor agrees, severally and not jointly, to use the same degree of care as such Major Investor uses to protect its own confidential information for any information obtained pursuant to Section 3.1 or Section 3.2 hereof which the Company identifies in writing as being proprietary or confidential and such Major Investor acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information (other than to such Major Investor’s employees, advisors and representatives to the extent reasonably necessary to monitor such Major Investor’s investment in the Company, so long as such persons are bound by fiduciary duties, confidentiality obligations or otherwise prohibited from disclosing such information to third parties) without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Investor, (b) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public, (c) was in its possession or known by such Major Investor prior to receipt from the Company, (d) was rightfully disclosed to such Major Investor by a third party without an obligation of confidentiality to the Company with respect to such information or (e) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, each Major Investor that is a limited partnership or limited liability company may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such Major Investor, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member or management company of such Major Investor (or any employee or representative of any of the foregoing) (each of the foregoing persons, a “Permitted Disclosee”) or legal counsel, accountants or representatives for such Major Investor. Furthermore, nothing contained herein shall prevent any Major Investor or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Major Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 3.3, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures required by law, rule, regulation or court or other governmental order.
3.4    Termination of Covenants.  All covenants of the Company contained in this Section 3 shall expire and terminate as to the Major Investors upon the earliest to occur of the following: (i) the consummation of the Qualified IPO; (ii) the date on which the Company becomes subject to the reporting requirements of the Exchange Act; or (iii) upon the consummation of a Change of Control in which the consideration received by the Major Senior Preferred Investors is in the form of cash and/or marketable securities. The provisions of this Section 3 may be amended, waived, discharged or terminated only by a written instrument signed by (A) the Company, (B) Major Investors holding a majority of the Shares then held by such Major Investors, and (C) Major Senior Preferred Investors holding a majority of the Shares then held by such Major Senior Preferred Investors.
4.    Right of First Offer.
4.1    Right of First Offer.  The Company hereby grants to each Major Investor the right of first offer to purchase its pro rata share of New Securities (as defined in this Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. The Major Investor’s pro rata share, for purposes of this right of first offer, is equal to the ratio of (a) the number of shares of Common Stock owned by such Major Investor immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options, and warrants held by said Major Investor), to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise or conversion of all outstanding convertible securities, rights, options and warrants, and including shares reserved under the 2011 Stock Plan). Each Major Investor shall have a right of over-allotment such that if any Major Investor fails to exercise its right hereunder to purchase its full pro rata share of New Securities, the other Major Investors may purchase the non-purchasing Major Investor’s portion on a pro rata basis among such fully participating Major Investors who wish to purchase some of the unsubscribed shares. This right of first offer shall be subject to the following provisions:
(a)       “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:
(i)       shares of Common Stock (as may be adjusted from time to time for stock splits, dividends, recapitalizations and the like) issued or issuable to officers, employees, directors, consultants, placement agents, and other service providers of the Company (or any subsidiary) for the primary purpose of soliciting or retaining their services pursuant to stock grants, option plans, purchase plans, agreements or other employee stock incentive programs or arrangements approved by the Board;
(ii)      the Shares issued pursuant to the Purchase Agreement and the Conversion Shares;
(iii)     securities issuable upon exercise of options, warrants, notes or other rights to acquire securities of the Company outstanding as of the date of this Agreement;
(iv)     securities issued pursuant to stock dividends, stock splits or similar transactions;
(v)      securities issued in a Qualified IPO;
(vi)     securities issuable or issued as consideration for the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board, and provided further, that such transactions are not primarily for the purpose of raising capital;
(vii)     securities issuable or issued to banks, equipment lessors or other similar financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board;
(viii)    securities issuable or issued as consideration for any settlement agreement approved by the Board;
(ix)      securities issuable or issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar arrangements or strategic partnerships approved by the Board, provided that such transactions are not primarily for the purpose of raising capital;
(x)       securities issued to suppliers of goods or services in connection with the provision of goods or services pursuant to transactions approved by the Board; and
(xi)       securities of the Company which are otherwise excluded by the express affirmative vote or written consent of the holders of a majority of the then outstanding shares of Senior Preferred Stock.
(b)       In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Investor written notice of its intention, describing the type of New Securities, the identity of the proposed offeree of such New Securities and their price and the general terms upon which the Company proposes to issue the same. Each Major Investor shall have ten (10) business days after any such notice is mailed or delivered to agree to purchase up to such Major Investor’s pro rata share of such New Securities and to indicate whether such Major Investor desires to exercise its over‑allotment option for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached hereto as Schedule 1, and stating therein the quantity of New Securities to be purchased.
(c)       In the event the Major Investors fail to exercise fully the right of first offer and over‑allotment rights, if any, within said ten (10) business-day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Major Investors’ right of first offer option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Major Investors delivered pursuant to Section 4.1(b). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Major Investors in the manner provided in this Section 4.1.
(d)       In addition to the foregoing, the right of first offer in this Section 4 shall not be applicable with respect to any Major Investor in any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.
(e)       The right of first offer granted under this Agreement shall expire upon, and shall not be applicable to the first to occur of the following: (i) the Company’s Qualified Public Offering; or (iii) upon the consummation of a Change of Control in which the consideration received by the Major Senior Preferred Investors is in the form of cash and/or marketable securities.
(f)       The provisions of this Section 4 may be amended, waived, discharged or terminated only by a written instrument signed by (i) the Company, (ii) Major Investors holding a majority of the Shares then held by such Major Investors, and (iii) Major Senior Preferred Investors holding a majority of the Shares then held by such Major Senior Preferred Investors. Notwithstanding the foregoing, (i) so long as GGV Capital IV L.P. (together with its affiliates, “GGV”) is a Major Investor, GGV’s right to purchase up to its pro rata share of New Securities shall not be amended or waived pursuant to this Section 4.1(f), or excluded pursuant to Section 4.1(a)(xi), without GGV’s consent, (ii) so long as TPG Dominion Holdings, L.P. or any of its affiliates (together, “TPG”) is a Major Investor, TPG’s right to purchase up to its pro rata share of New Securities shall not be amended or waived pursuant to this Section 4.1(f), or excluded pursuant to Section 4.1(a)(xi), without TPG’s consent, and (iii) so long as BlackRock is a Major Investor, BlackRock’s right to purchase up to its pro rata share of New Securities shall not be amended or waived pursuant to this Section 4.1(f), or excluded pursuant to Section 4.1(a)(xi), without BlackRock’s consent.
5.Drag-along Right.
5.1Drag-along Right.  If the Company’s board of directors and holders of a majority of the outstanding shares of Series A Preferred Stock  (the “Initiating Sellers”) agree to (a) the acquisition of the Company by another entity by means of a merger, consolidation or bona fide sale of securities resulting in the exchange of the outstanding shares of the Company for securities or consideration issued by the acquiring corporation that results in the transfer of more than 50% of the outstanding voting power of the Company or (b) the sale of all or substantially all of the Company’s assets (any such transaction a “Change of Control Transaction”), then each holder of Class B Common Stock hereby agrees: (i) to vote all shares held by such stockholder in favor of such merger, consolidation or sale on the same terms and conditions as approved by the Initiating Sellers; (ii) to sell pursuant to such transaction all Company securities held by such stockholder; and (iii) to take any such other actions, including the timely delivery of documents and instruments, as may be required to effect such sales, in each case subject to the following conditions:
(a)no stockholder will be required to make any representation, covenant or warranty in connection with the Change of Control Transaction, other than as to such stockholder’s ownership and authority to sell, free of liens, claims and encumbrances, the shares of Class B Common Stock proposed to be sold by such Stockholder;
(b)the liability for indemnification, if any, of such stockholder in the Change of Control Transaction is several and not joint with any other person or entity (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Stockholder of any of identical representations, warranties and covenants provided by all Stockholders), and is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Stockholder in connection with the Change of Control Transaction;
(c)the consideration payable with respect to each share in each class or series as a result of such Change of Control Transaction is the same (except for cash payments in lieu of fractional shares) as for each other share in such class or series;
(d)each class and series of capital stock of the Company will be entitled to receive the same form of consideration (and be subject to the same indemnity and escrow provisions) as a result of such Change of Control Transaction; and
(e)the payment with respect to each share of Class B Common Stock is an amount at least equal to the amount payable in accordance with the Company’s certificate of incorporation, as amended from time to time, if such Change of Control Transaction were deemed a liquidation, dissolution or winding up within the meaning of Article V, Section 3 thereof.
5.2Restrictive Legend.  Each certificate representing any of shares of Class B Common Stock subject to this Agreement shall be marked by the Company with a legend reading substantially as follows:
THE SHARES EVIDENCED HEREBY ARE SUBJECT TO RESTRICTIONS ON VOTING SET FORTH IN AN INVESTOR RIGHTS AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY

ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY THE VOTING PROVISIONS OF SAID INVESTOR RIGHTS AGREEMENT.
6.    Additional Covenants.
6.1    Restrictions on Founder Transfers.  So long as at least twenty-five percent (25%) of the shares of Senior Preferred Stock issued pursuant to the Purchase Agreement, the Series D Preferred Stock Purchase Agreement dated December 23, 2013 among the Company and those Investors listed on the Schedule of Investors thereto, as amended, the Series C Preferred Stock Purchase Agreement dated February 12, 2013 among the Company and those Investors listed on the Schedule of Investors thereto, as amended, the Series B Preferred Stock Purchase Agreement dated December 22, 2011 among the Company and those Investors listed on the Schedule of Investors thereto or the Series A Preferred Stock Purchase Agreement dated April 15, 2011, among the Company and those Investors listed on the Schedule of Investors thereto are outstanding (as may be adjusted from time to time for stock splits, dividends, recapitalizations and the like), Founder and his Affiliates (including Cocolalla, LLC) (collectively, “Seller”) shall not Transfer any shares of the Company’s capital stock (the “Covered Securities”) without the prior written consent of the Investors holding a majority of the outstanding shares of Senior Preferred Stock (the “Requisite Holders”). For purposes of this Agreement, “Transfer” means any sale, assignment, encumbrance, hypothecation, hedging transaction, sale of a derivative security, pledge, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, except: (i) any transfer of Covered Securities by Seller for estate planning purposes, including any transfers of Covered Securities by Seller to Seller’s spouse, ex-spouse, lineal descendant or antecedent, brother or sister, the adopted child or adopted grandchild, or the spouse of any child, adopted child, grandchild or adopted grandchild of Seller, or to a trust or trusts for the exclusive benefit of Seller or the foregoing members of Seller’s family or transfers of Covered Securities by Seller by devise or descent, provided that the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was Seller; (ii) any bona fide gift to a charitable or religious organization by Seller, provided that the transferee or donee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was Seller; or (iii) up to an aggregate of twenty percent (20%) of the Covered Securities (as may be adjusted from time to time for stock splits, dividends, recapitalizations and the like) held by Seller as of April 15, 2011. For purposes of this Agreement, “Transfer Notice” means a written notice delivered to the Company and each Co-Sale Eligible Investor (as defined below) stating: (i) Seller’s bona fide intention to Transfer Covered Securities; (ii) the name and address of each proposed purchaser or other transferee; (iii) the aggregate number of Covered Securities proposed to be Transferred to each proposed transferee; (iv) the bona fide cash price or, in reasonable detail, other consideration for which Seller proposes to Transfer the Covered Securities; and (v) all other material terms relating to the Transfer, if any.
6.2    Right of Co-Sale.  To the extent the Requisite Holders authorize a Transfer of the Covered Securities (the “Residual Shares”), then each Major Senior Preferred Investor (a “Co-Sale Eligible Investor”) shall have the right to participate in such Transfer of the Residual Shares on the same terms and conditions as specified in the Transfer Notice. To exercise its rights hereunder, each Co-Sale Eligible Investor (a “Selling Investor”) must have provided a written notice to Seller within ten (10) business days after receiving the Transfer Notice indicating the number of shares it holds that it wishes to sell pursuant to this Section 6.2 (the “Election Notice”).
(a)       Each Selling Investor will be entitled to sell up to its pro rata share of the Residual Shares, which shall be equal to the product obtained by multiplying (x) the number of Residual

Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock into Common Stock) held on the date of the Transfer Notice by such Selling Investor and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock into Common Stock) held on the date of the Transfer Notice by Seller and the Selling Investors (“Pro Rata Co-Sale Share”). Within ten (10) days after receiving the Election Notice, Seller will give written notice (the “Co-Sale Confirmation Notice”) to the Company and each Selling Investor specifying the number of Residual Shares to be sold by each Selling Investor exercising its right of co-sale (the “Right of Co-Sale”).
(b)       Subject to compliance with applicable state and federal securities laws, the sale of the Residual Shares by the Selling Investors shall occur within ten (10) days after delivery of the Co-Sale Confirmation Notice (the “Co-Sale Closing”). If a Selling Investor exercised the Right of Co-Sale in accordance with this Section 6.2, then such Selling Investor shall deliver to Seller at or before the Co-Sale Closing, one or more certificates, properly endorsed for transfer, representing the number of Residual Shares to which the Selling Investor is entitled to sell pursuant to this Section 6.2 (determined on an as-converted basis). At the Co-Sale Closing, Seller shall cause such certificates or other instruments to be transferred and delivered to the transferee pursuant to the terms and conditions specified in the Transfer Notice, and Seller will remit, or will cause to be remitted, to each Selling Investor, at the Co-Sale Closing, that portion of the proceeds of the Transfer to which each Selling Investor is entitled by reason of each Selling Investor’s participation in such Transfer pursuant to the Right of Co-Sale.
(c)       If any of the Residual Shares remain available after the exercise of all rights of co-sale then the Seller shall be free to Transfer any such remaining shares to the proposed transferee at the offered price or a lower price in accordance with the terms set forth in the Transfer Notice; provided, however, that if the Residual Shares are not so Transferred during the sixty (60) day period following the deemed delivery of the Transfer Notice, then Seller may not Transfer any of such remaining Residual Shares without complying again in full with the provisions of this Section 6.2.
6.3    Prohibited Transfers.
(a)       In the event Seller should sell any Covered Securities in contravention of the co-sale rights of the Major Senior Preferred Investors under Section 6.2 (a “Prohibited Transfer”), the Major Senior Preferred Investors, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below under Section 6.3(b), and Seller shall be bound by the applicable provisions of such option.
(b)       In the event of a Prohibited Transfer, each Major Senior Preferred Investor shall have the right to sell to the Seller making such Prohibited Transfer the number of shares of Covered Securities equal to the number of shares each Major Senior Preferred Investor would have been entitled to transfer to the third-party transferee(s) under Section 6.2 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:
(i)       The price per share at which the shares are to be sold to the Seller shall be equal to the price per share paid by the third-party transferee(s) to the Seller in the Prohibited Transfer. The Seller shall also reimburse each Major Senior Preferred Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Major Senior Preferred Investor’s rights under Section 6.2.
(ii)      Within ninety (90) days after the later of the date on which the Major Senior Preferred Investor (A) receives notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, each Major Senior Preferred Investor shall, if exercising the option created hereby, deliver to the Seller the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.
(iii)     The Seller shall, upon receipt of the certificate or certificates for the shares to be sold by a Major Senior Preferred Investor pursuant to this Section 6.3, pay the aggregate purchase price therefor and the amount of fees and expenses reimbursable under Section 6.3(b)(i) in cash or by other means acceptable to the Major Senior Preferred Investor.
6.4    Insider Trading Restrictions.  In the event the Company adopts an insider trading policy, and a Holder or an affiliate of Holder is or becomes a member of the Board, such Holder or affiliate will agree to be bound by the terms and conditions of such insider trading policy, which shall include, without limitation, permitted and prohibited trading windows.
6.5    Compensation Committee.  The Board shall maintain a compensation committee (the “Compensation Committee”), which shall be comprised of members of the Board other than the Founder, and will include the directors elected by the holders of Series A Preferred Stock (the “Series A Director”) and the holders of Series D Preferred Stock (the “Series D Director”). The Company shall not amend or enter into any material compensation arrangement following the date of this Agreement without the approval of the Compensation Committee.
6.6    Related Party Transactions.  The Company shall not enter into any agreement with any stockholder, officer or director of the Company, or any affiliate of such persons, including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, without the consent of a majority of the members of the Board having no interest in such agreement or arrangement.
6.7    Directors and Officers Insurance.  The Company shall maintain a director and officer insurance policy from a nationally recognized insurance company in such amount and on such terms and conditions as are acceptable to the Board, including the Series A Director and the Series D Director.
6.8    Indemnification Matters.  The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Company’s Amended and Restated Certificate of Incorporation or Bylaws (as may be amended and/or restated from time to time) or any agreement between the Company and such Fund Director, without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company. Within 60 days of the date hereof, the Company will enter into a customary form of indemnification agreement that indemnifies each Fund Director (and each Investor that such Fund Director is affiliated with that has invested in the Company), which includes the foregoing covenant.
6.9    Exercise of Drag-along Right.  So long as TPG and BlackRock are Major Investors, the Initiating Sellers agree that the drag-along right referenced in Section 5.1 will not be exercised unless the Change of Control Transaction has also been approved by each of TPG and BlackRock.
6.10    Termination of Additional Covenants.  The covenants set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7 and 6.8 shall terminate upon the earlier of: (i) the closing date of the Company’s Initial Public Offering or (ii) the closing date of a Change of Control, in which the consideration received by the Investors is in the form of cash and/or marketable securities.
7.Miscellaneous.
7.1Amendment.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company, (ii) Investors holding a majority of the Common Stock issuable or issued upon conversion of the Series 1 Preferred Stock and (iii) Investors holding a majority of the Common Stock issuable or issued upon conversion of the Senior Preferred Stock and, solely with respect to amendment to Section 5 hereof, the Stockholders holding a majority of the shares of Class B Common Stock held by all Stockholders; provided, however, that Investors purchasing shares of Series D-2 Preferred Stock in a Subsequent Closing (as defined in the Purchase Agreement) may become parties to this Agreement, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Investor, provided however further, that this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor unless such amendment, termination or waiver applies to all Investors, as the case may be, in the same fashion. Notwithstanding the foregoing, (x) the provisions of Sections 4.1(f), 6.5, 6.7, 6.8 and 6.9 may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each of TPG and BlackRock and (y) the provisions of Sections 1.1(o), 1.1(p), 2.1, 2.10 and 3 may not be amended or the observance of any term thereof waived (either generally or in a particular instance and either retroactively or prospectively) in a manner that is adverse to BlackRock without the written consent of BlackRock.
7.2Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, e-mailed, mailed, or delivered to each party as follows: (i) if to a Holder, at such Holder’s address, facsimile number or e-mail address set forth in the Company’s records, or at such other address, facsimile number or e-mail address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, at 772 East Utah Valley Drive, American Fork, Utah 84003, facsimile number: (801) 235-1600, Attn: Chief Executive Officer, or at such other address or facsimile number as the Company shall have furnished to the Holders in writing, with a copy to Patrick Schultheis, Wilson Sonsini Goodrich & Rosati, Professional Corporation, 701 Fifth Avenue, Suite 5100, Seattle, Washington 98104. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile or e-mail (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid. With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, each Investor agrees that such notice may be given by facsimile or by electronic mail. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.
7.3Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.
7.4Successors and Assigns.  This Agreement, and any and all rights, duties and obligations hereunder shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The rights of the Investor and the Stockholders set forth in this Agreement may be assigned (but only with all related obligations) to a transferee or assignee of the Investor’s shares of Preferred Stock or such Stockholder’s shares of Class B Common Stock, as the case may be, provided that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned, (ii) such transferee agrees in writing to be bound by the terms and conditions of this Agreement, and (iii) such transferee is not an actual or potential competitor of the Company, as determined in good faith by the Board. Notwithstanding the foregoing, each Investor may transfer its rights set forth in this Agreement without regard to the restriction in the foregoing sentence if the transferee is a constituent partner or member of the Investor, as the case may be, or an entity controlling, controlled by or under common control with such Investor.
7.5Entire Agreement.  This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein. The Prior Agreement is hereby amended and restated in its entirety and shall be of no further force or effect.
7.6Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.
7.7Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.
7.8Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
7.9Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.
7.10Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.
7.11Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
7.12Termination Upon Change of Control.  Notwithstanding anything to the contrary herein, this Agreement (excluding any then‑existing obligations) shall terminate upon a Change of Control in which the consideration received by the Investors is in the form of cash and/or marketable securities.
7.13Conflict.  In the event of any conflict between the terms of this Agreement and the Company’s Certificate of Incorporation, the terms of the Certificate of Incorporation will control.
7.14Aggregation of Stock.  All securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.
7.15Dispute Resolution.  Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in the State of Delaware, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with Section 7.3 hereof, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.
7.16Waiver of Right of First Offer.  Effective and contingent upon the execution of this Agreement by (i) the Company, (ii) Major Investors holding a majority of the Shares then held by such Major

Investors, (iii) Major Senior Preferred Investors (as defined in the Prior Rights Agreement) holding a majority of the Shares then held by such Major Senior Preferred Investors) and (iv) GGV and TPG (together with such Major Investors and Major Senior Preferred Investors described in clauses (ii) and (iii) above, the “Requisite Parties”), the Requisite Parties hereby waive, on behalf of themselves and all other Major Investors, the rights of first offer and notice rights contained in Section 4.1 of the Prior Rights Agreement with respect to the sale and issuance of Series D-2 Preferred Stock (and the Common Stock issuable upon conversion thereof).
[Signature pages follow]

TABLE OF CONTENTS

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

COMPANY:

DOMO, INC.

By:	/s/ Joshua G. James

Name:	Joshua G. James

Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

FOUNDER

JOSHUA G. JAMES

/s/ Joshua G. James
Joshua G. James

INVESTOR

COCOLALLA, LLC

/s/ Joshua G. James
Joshua G. James, Manager

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

BLACKROCK GLOBAL ALLOCATION FUND, INC.

By:	BlackRock Advisors, LLC
Its:	Investment Adviser

By:	/s/ David Clayton

Name:	David Clayton

Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

BLACKROCK GLOBAL ALLOCATION V.I. FUND OF BLACKROCK VARIABLE SERIES FUNDS, INC.

By:	BlackRock Advisors, LLC
Its:	Investment Adviser

By:	/s/ David Clayton

Name:	David Clayton

Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

BLACKROCK GLOBAL ALLOCATION V.I. FUND OF BLACKROCK VARIABLE SERIES FUNDS, INC.

By:	BlackRock Advisors, LLC
Its:	Investment Advisor

By:	/s/ David Clayton

Name:	David Clayton

Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

BLACKROCK GLOBAL ALLOCATION FUND (AUSTRALIA)

By:	BlackRock Investment Management, LLC
Its:	Investment Manager for BlackRock Investment Management (Australia) Limited, the Responsible Entity of BlackRock Global Allocation Fund (Australia)

By:	/s/ David Clayton

Name:	David Clayton

Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

MASSMUTUAL SELECT BLACKROCK GLOBAL ALLOCATION FUND

By:	BlackRock Investment Management, LLC
Its:	Investment Sub-Adviser

By:	/s/ David Clayton

Name:	David Clayton

Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

JNL/BLACKROCK GLOBAL ALLOCATION FUND OF JNL SERIES TRUST

By:	BlackRock Investment Management, LLC
Its:	Investment Sub-Adviser

By:	/s/ David Clayton

Name:	David Clayton

Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

BLACKROCK GLOBAL FUNDS – GLOBAL ALLOCATION FUND

By:	BlackRock Investment Management, LLC
Its:	Investment Sub-Adviser

By:	/s/ David Clayton

Name:	David Clayton

Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

BLACKROCK GLOBAL FUNDS – GLOBAL DYNAMIC EQUITY FUND

By:	BlackRock Investment Management, LLC
Its:	Investment Sub-Adviser

By:	/s/ David Clayton

Name:	David Clayton

Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

AZL BLACKROCK GLOBAL ALLOCATION FUND, A SERIES OF ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

By:	BlackRock Investment Management, LLC
Its:	Investment Sub-Adviser

By:	/s/ David Clayton

Name:	David Clayton

Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

BLACKROCK GLOBAL ALLOCATION COLLECTIVE FUND

By:	BlackRock Institutional Trust Company, N.A.
Its:	Not in its individual capacity but as Trustee of the BlackRock Global Allocation Collective Fund

By:	/s/ David Clayton

Name:	David Clayton

Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

GAVRIL YUSHVAEV

/s/Gavril Yushvaev

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

GGV CAPITAL IV L.P.

By:	GGV Capital IV L.L.C.
Its:	General Partner

By:	/s/ Glenn Solomon

Name:	Glenn Solomon

Title:	Managing Director

GGV CAPITAL IV ENTREPRENEURS FUND L.P.

By:	GGV Capital IV L.L.C.
Its:	General Partner

By:	/s/ Glenn Solomon

Name:	Glenn Solomon

Title:	Managing Director

GGV CAPITAL SELECT L.P.

By:	GGV Capital Select L.L.C., its General Partner
By:	GGV Management, L.L.C., its Manager

By:	/s/ Glenn Solomon

Name:	Glenn Solomon

Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

INSTITUTIONAL VENTURE PARTNERS XIII, L.P.

By:	Institutional Venture Management XIII LLC
Its:	General Partner

By:	/s/ Todd Chaffee

Name:	Todd Chaffee

Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR

BENCHMARK CAPITAL PARTNERS VII, L.P. as nominee for Benchmark Capital Partners VII, L.P., Benchmark Founders’ Fund VII, L.P., Benchmark Founders’ Fund VII-B, L.P. and related individuals

By:	Benchmark Capital Management Co. VII, L.L.C.
Its:	General Partner

By:	/s/ Steven M. Spurlock

Name:	Steven M. Spurlock

Title:	Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

TPG DOMINION HOLDINGS, L.P.

By:	TPG Growth II Advisors, Inc.
Its:	General Partner

By:	/s/ Michael LaGatta

Name:	Michael LaGatta

Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

JSP INVESTMENT LIMITED

By:	/s/ Zhong Ying

Name:	Zhong Ying

Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

RAINER-MARC FREY

/s/ Rainer-Marc Frey

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

BRUCE F. GIBSON

/s/ Bruce F. Gibson

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

FIDIM S.R.L.

By:	/s/ Lucio Rovati

Name:	Lucio Rovati

Title:	Chairman

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

GAO YE

/s/ Gao Ye

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

COLOURPOINT TRADING LTD.

By:	/s/ Georgia Sofouli-Chrystalia Sofokifous

Name:	Georgia Sofouli-Chrystalia Sofokifous

Title:	Directors

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

LAKESIDE INVESTMENT MANAGEMENT LTD.

By:	/s/ Barbaglia – Stockli – Crespi

Name:	Barbaglia – Stockli – Crespi

Title:	Directors

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

MOHAMED Y. ZAHID

/s/ Mohamed Y. Zahid

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

WALEED Y. ZAHID

/s/ Waleed Y. Zahid

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

ADAM J. LEVINSON

/s/ Adam J. Levinson

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

EVER STAR TRADING LIMITED

By:	/s/ Chak Mei Hing

Name:	Chak Mei Hing

Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

WEALTH INTELLIGENCE LIMITED

By:	/s/ [Illegible]

Name:

Title:

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

CALLIANDRA FUND

By:	/s/ Herman John Behr

Name:	Herman John Behr

Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

HALDEN RESOURCES INC.

By:	/s/ Eduardo Robayo Ferro

Name:	Eduardo Robayo Ferro

Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

TROY LINK REV TRUST DTD 1/21/10 AMD 5/19/14

By:	/s/ Troy Link

Name:	Troy Link

Title:	Trustee

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

MANATI S.A.

By:	/s/ David van Heerden

Name:	David van Heerden

Title:

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

LASF-DOMO 2017

By:	/s/ Tom Kuegler

Name:	Tom Kuegler

Title:	Chief Information Officer

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

CRAIG J. DUCHOSSOIS REVOCABLE TRUST UAD 9/11/1989

By:	/s/ Craig J. Duchossois

Name:	Craig J. Duchossois

Title:	Trustee

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

EDITH MICHALKE, TTE SURVIVOR’S TRUST E/V/T THE MICHALKE REVOCABLE TRUST DATED JUNE 16, 1994

By:	/s/ Edith Michalke

Name:	Edith Michalke

Title:	Trustee

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

SEA + SKI PROPERTIES LL LIMITED PARTNERSHIP

By:	/s/ David Larcher

Name:	David Larcher

Title:

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

JIM OVIA

By: /s/ Jim Ovia

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

JEFFREY A. SCHWARZ

/s/ Jeffrey A. Schwarz

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

JOHN W. SCHWARZ

/s/ John W. Schwarz

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

KEWALRAM CHANRAI HOLDINGS LTD.

By:	/s/ Narain Girdhar Chanrai

Name:	Narain Girdhar Chanrai

Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

PALACE GLOBAL INVESTMENTS LTD.

By:	/s/ Sanjay Kirpalani – Rolf Wasmer

Name:	Sanjay Kirpalani – Rolf Wasmer

Title:	Authorized Signatories

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

SHEKELS GROUP INVESTMENTS LLC

By:	/s/ Allen E. Shay

Name:	Allen E. Shay

Title:	Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

STEVEN MOSITES, JR.

/s/ Steven Mosites, Jr.

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

KENNETH D. ULLMAN

/s/ Kennith D. Ullman

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

INVESTOR:

EXKAE LTD.

By:	/s/ Alberto Daher Acuńa

Name:	Alberto Daher Acuńa

Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT